Exhibit 1.1

                 Shares

OVERNITE CORPORATION

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

                , 2003

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

(as representatives of the several underwriters)

Dear Sirs and Mesdames:

Union Pacific Corporation, a Utah corporation (“UPC”), as the sole selling shareholder, proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of                      shares (the “Firm Shares”) of Common Stock (as defined below), par value $0.01 per share, of Overnite Corporation, a Virginia Corporation (the “Company”).

UPC also proposes to sell to the several Underwriters up to an additional                      shares of the Common Stock (the “Additional Shares”) if and to the extent that you, as representatives of the several Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus”. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

In connection with the offering of the Shares contemplated hereby, the Company, UPC, Overnite Holding, Inc., a Delaware corporation and wholly-owned subsidiary of UPC (“OHI”), Overnite, Inc., a Delaware corporation and wholly-owned subsidiary of OHI (“ODE”), Overnite Transportation Company, a Virginia corporation and wholly-owned subsidiary of ODE (“OTC”), and Motor Cargo Industries, Inc., a Utah corporation and a wholly-owned subsidiary of ODE (“MCI”), have entered into the transactions described in the Prospectus under the caption “The Divestiture Transaction”. As part of the Divestiture Transaction, and prior to the consummation of the offering of the Shares contemplated hereby, the Company will become a wholly-owned subsidiary of UPC. Such transactions are referred to herein as the “Divestiture Transaction”. The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the Divestiture Transaction are hereinafter referred to as the “Common Stock”.

1. Representations and Warranties of the Company and OHI. The Company and OHI, jointly and severally, represent and warrant to and agree with the several Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or OHI, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company, OHI and the OHI Subsidiaries (as defined below), taken as a whole (“Material Adverse Effect”).

(d) As of the date hereof, (i) the Company has no subsidiaries and (ii) the entities named on Schedule II hereto are the only subsidiaries of OHI (each an “OHI Subsidiary”, and collectively, the “OHI Subsidiaries”). The OHI Subsidiaries that are subsidiaries of MCI are so identified on Schedule II and are referred to in this Agreement collectively as the “MCI Subsidiaries”.

(e) Each of the OHI Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

(f) All of the issued shares of capital stock of each of the OHI Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by OHI, free and clear of all liens, encumbrances, equities or claims.

(g) This Agreement has been duly authorized, executed and delivered by each of the Company and OHI.

(h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(i) Immediately following the Divestiture Transaction, (i) the Company will have issued                  shares of its Common Stock to UPC and (ii) the Company will have issued                  shares of its capital stock and reserved for issuance                  shares of its capital stock in connection with the approval and adoption of one or more equity compensation plans, as described in the Prospectus; the Company has not agreed, orally or in writing, to issue or sell any shares of capital stock to any person, other than pursuant to this Agreement or the Divestiture Transaction or as set forth in the Prospectus and (iii) has not conducted any business or incurred any liabilities other than as described in the Prospectus; as of the date hereof, the Company has the capitalization as set forth in the Prospectus, and upon consummation of the Divestiture Transaction and the borrowing of funds under the Bank Credit Facility (as defined in the Prospectus), as set forth in the Prospectus, the Company will have the adjusted capitalization shown therein.

(j) The Shares and all other outstanding shares of capital stock of the Company have been duly authorized; when the Shares of the Company are issued and delivered in connection with the Divestiture Transaction, the Shares will be validly issued, fully paid and non-assessable, and the issuance of the Shares to UPC in the Divestiture Transaction will not be subject to any preemptive or similar rights; and all other outstanding shares of capital stock of the Company have been validly issued, fully paid and non-assessable and the issuance of such shares of capital stock was not subject to any preemptive or similar rights.

(k) Each of the Intercompany Agreements (as defined below) conforms to its description contained in the Prospectus and has been duly authorized by the Company, OHI, ODE, OTC and MCI, as applicable, and when duly executed and delivered by them, each will be a legal, valid and binding agreement of the Company, OHI, ODE, OTC and MCI, enforceable against them in accordance with its respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles. For purposes of this Agreement, the term “Intercompany Agreements” shall mean the Stock Purchase and Indemnification Agreement, the Registration Rights Agreement, the Computer Services Agreement, the Services Agreement and the Compensation Agreement, as described in the Prospectus and dated the date hereof.

(l) The execution and delivery by the Company and OHI of, and the performance by each of the Company and OHI of its obligations under, this Agreement will not contravene (i) any provision of applicable law or the articles of incorporation or by-laws of the Company, OHI or any of the OHI Subsidiaries, (ii) any agreement or other instrument binding upon the Company, OHI or any of the OHI Subsidiaries that is material to the Company, OHI and the OHI Subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, OHI or any of the OHI Subsidiaries, except, in the case of clauses (ii) and (iii) above, for such violations as would not have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each of the Company and OHI of its obligations under this Agreement, except registration of the Shares under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company, OHI and the OHI Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(n) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company, OHI or the OHI Subsidiaries is a party or to which any of the properties of the Company, OHI or any of the OHI Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) Except as described in the Prospectus, the Company, OHI and each of the OHI Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(r) Except as accounted for in the financial statements included in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(s) Other than the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t) After giving effect to the Divestiture Transaction, (i) the Company will not own any equity interest, directly or indirectly, in any company or other entity other than OHI, which will be a direct wholly-owned subsidiary of the Company, and the OHI Subsidiaries, (ii) OHI will not own any equity interest, directly or indirectly, in any company or other entity other than the OHI Subsidiaries and (iii) the Company will have good and valid title to all of the capital stock of OHI, and OHI or an OHI Subsidiary will have good and valid title to the stock of the OHI Subsidiaries, in each case free and clear of all liens, encumbrances, equities or claims.

(u) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company, OHI and the OHI Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business and (ii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, OHI and the OHI Subsidiaries, except in each case as described in the Prospectus.

(v) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of OHI and the OHI Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(w) The Company, OHI and the OHI Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, OHI and the OHI Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not interfere with the use made and proposed to be made of such property by the Company, OHI and the OHI Subsidiaries; and any real property and buildings held under lease by the Company, OHI and the OHI Subsidiaries are held by them under valid, subsisting and enforceable leases, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, OHI and the OHI Subsidiaries, in each case except as described in the Prospectus.

(x) The Company, OHI and the OHI Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company, OHI nor any of the OHI Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(y) Except as described in the Prospectus, no material labor dispute with the employees of the Company, OHI or any of the OHI Subsidiaries exists, or, to the knowledge of any of them, is imminent.

(z) The Company, OHI and the OHI Subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company, OHI nor the OHI Subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company, OHI nor the OHI Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Prospectus.

(aa) The Company, OHI and the OHI Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business in all material respects, and neither the Company, OHI nor any of the OHI Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described the Prospectus.

(bb) The Company, OHI and the OHI Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) The Shares have been approved for listing on The Nasdaq National Market, subject to notice of issuance.

2. Representations and Warranties of UPC. UPC represents and warrants to and agrees with the several Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of UPC.

(b) The execution and delivery by UPC of, and the performance by UPC of its obligations under, this Agreement and the Intercompany Agreements will not contravene (i) any provision of applicable law or the articles of incorporation or by-laws of UPC, (ii) any agreement or other instrument binding upon UPC or any of its subsidiaries (excluding OHI and the OHI Subsidiaries) that is material to UPC and its subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over UPC or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for such violations as would not have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by UPC of its obligations under this Agreement or pursuant to the Intercompany Agreements or in connection with the Divestiture Transaction, except registration of the Shares under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) On the Closing Date, UPC will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by UPC free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by UPC or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by UPC pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, UPC may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) UPC has no reason to believe that the representations and warranties of the Company, OHI and the OHI Subsidiaries, contained in Section 1 are not true and correct, is familiar with the Registration Statement and Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Prospectus that has had, or may have, a Material Adverse Effect. UPC is not prompted by any information concerning the Company, OHI or the OHI Subsidiaries which is not set forth in the Prospectus to sell its Shares pursuant to this Agreement.

(f) OHI has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

(g) All of the issued shares of capital stock of OHI have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by UPC, free and clear of all liens, encumbrances, equities or claims.

(h) The Intercompany Agreements conform to their description contained in the Prospectus and have been duly authorized by UPC, and when duly executed and delivered by it, each will be a legal, valid and binding agreement of UPC, enforceable against it in accordances with its respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors rights and to general equitable principles.

(i) Pursuant to the Stock Purchase and Indemnification Agreement, upon the closing of the Divestiture Transaction, UPC will transfer all of the capital stock of OHI to the Company free and clear of all liens, encumbrances, equities or claims on the capital stock of OHI or the OHI Subsidiaries arising through UPC.

(j) There are no legal or governmental proceedings pending or threatened to which UPC or any of its subsidiaries (excluding OHI and the OHI Subsidiaries) is a party or to which any of the properties of UPC or any of its subsidiaries (excluding OHI and the OHI Subsidiaries) is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents to which UPC is subject or by which UPC is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(k) Other than the Registration Rights Agreement, there are no contracts, agreements or understandings between UPC and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(l) UPC has full power and authority to transfer the stock of OHI to the Company in connection with the Divestiture Transaction, and the transfer of such stock has been duly authorized by all necessary corporate and stockholder action on the part of UPC.

(m) With respect only to the statements and information regarding UPC under the captions (i) “Prospectus Summary—Corporate History and Background to the Offering”, (ii) “Business—Corporate History”, (iii) “Management”, (iv) “The Divestiture Transaction” and (v) “Arrangements with Union Pacific Corporation”, or otherwise contained in the Prospectus and pertaining to UPC and UPC’s ownership of the capital stock of OHI and the Company (such statements and information collectively, the “UPC Information”), (A) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (C) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to UPC in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof.

3. Agreements to Sell and Purchase. UPC hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from UPC at $                 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, UPC agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to                      Additional Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part (but no more than twice), by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4. Terms of Public Offering. Each of the Company and UPC is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable.

5. Payment and Delivery. Payment for the Firm Shares to be sold by UPC shall be made to UPC in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on                 , 2003, or at such other time on the same or such other date, not later than                 , 2003, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “First Closing Date” (the First Closing Date and each Option Closing Date, if any, being sometimes referred to herein as a “Closing Date”).

Payment for any Additional Shares to be sold by UPC shall be made to UPC in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than                 , 2003, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the First Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the First Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of UPC to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Additional Shares on each Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to such Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the (x) the Company, or (y) OHI and the OHI Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on such Closing Date:

(i) certificates, dated such Closing Date and signed by (x) an executive officer of the Company and (y) an executive officer of OHI, in each case to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company and OHI contained in this Agreement are true and correct as of such Closing Date and that the Company and OHI have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before such Closing Date; and

(ii) a certificate, dated such Closing Date and signed by an executive officer of UPC to the effect that the representations and warranties of UPC contained in this Agreement are true and correct as of such Closing Date and that UPC has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

The officer signing and delivering each such certificate may rely upon the best of his or her knowledge after reasonable investigation.

(c) The Underwriters shall have received on such Closing Date an opinion of Hunton & Williams LLP, special counsel for the Company, OHI, ODE and OTC, dated such Closing Date, to the effect that:

(i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

(ii) Each of ODE and OTC is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

(iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

(iv) the Shares and all other outstanding shares of capital stock of the Company have been duly authorized; when the Shares of the Company are issued and delivered in the Divestiture Transaction, the Shares will be validly issued, fully paid and non-assessable, and the issuance of the Shares to UPC in the Divestiture Transaction will not be subject to any preemptive or similar rights; and all other outstanding shares of capital stock of the Company have been validly issued, fully paid and non-assessable and the issuance of such shares of capital stock was not subject to any preemptive or similar rights;

(v) this Agreement has been duly authorized, executed and delivered by the Company and OHI;

(vi) the statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the captions “Arrangements with Union Pacific Corporation”, “Description of Capital Stock” and “Underwriting” (insofar as it relates to this Agreement) and (B) the Registration Statement in Items 14 and 15, in each case fairly summarize in all material respects such legal matters, documents or proceedings;

(vii) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(viii) each of the Intercompany Agreements to which the Company, OHI or OTC is a party has been duly authorized, executed and delivered by the Company, OHI and OTC, as applicable, and is a legal, valid and binding agreement of each of the Company, OHI and OTC, as applicable, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles; and

(ix) nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the Prospectus (except for the financial statements and schedules and other financial data included therein, as to which such counsel does not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement or the prospectus included therein (except for the financial statements and schedules and other financial data included therein, as to which such counsel does not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the Prospectus (except for the financial statements and schedules and other financial data included therein, as to which such counsel does not express any belief) as of its date or as of such Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Underwriters shall have received on such Closing Date an opinion of Senior Vice President and General Counsel or Senior Corporate Counsel of UPC or other counsel satisfactory to the Underwriters, dated such Closing Date, to the effect that:

(i) UPC has good and valid title to the stock of the Company, free and clear of all liens, encumbrances, equities and claims;

(ii) this Agreement has been duly authorized, executed and delivered by UPC;

(iii) the execution and delivery by UPC of, and the performance by UPC of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of UPC, or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon UPC or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over UPC or any of its subsidiaries (other than OHI or any of the OHI Subsidiaries), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by UPC of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

(iv) UPC has valid title to, or a valid security entitlement in respect of, the Shares to be sold by UPC free and clear of all security interests, claims, liens, equities and other encumbrances, and UPC has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by UPC or a security entitlement in respect of such Shares;

(v) all of the issued shares of capital stock of OHI have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by UPC, free and clear of all liens, encumbrances, equities or claims;

(vi) upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for UPC may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(vii) the statements in the Prospectus under the caption “Arrangements with Union Pacific Corporation” insofar as such statements constitute summaries of the documents referred to therein, fairly present the information called for with respect to such documents and fairly summarize the matters referred to therein;

(viii) each of the Intercompany Agreements has been duly authorized, executed and delivered by UPC and is a legal, valid and binding agreement of UPC enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles;

(ix) pursuant to the Stock Purchase and Indemnification Agreement, upon the closing of the Divestiture Transaction, UPC will transfer all of the capital stock of OHI to the Company free and clear of all liens, encumbrances, equities or claims on the capital stock of OHI or the OHI Subsidiaries arising through UPC; and

(x) nothing has come to the attention of such counsel that causes such counsel to believe that, with respect only to the UPC Information (A) the Registration Statement or the Prospectus do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement or the prospectus included therein at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the Prospectus as of its date or as of such Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Underwriters shall have received on such Closing Date an opinion of the General Counsel of OTC or other counsel satisfactory to the Underwriters, dated such Closing Date, to the effect that:

(i) the statements in the Prospectus under the captions “Prospectus Summary—Our Company” (third paragraph only), “Risk Factors—If our relationship with our employees were to deteriorate, we could be adversely affected”, “Risk Factors—We are subject to various environmental laws and regulations”, “Business” (third paragraph), “Business—Employees”, “Business—Environmental Regulation” and “Business—Litigation”, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

(ii) the execution and delivery by the Company and OHI, and the performance by each of the Company and OHI of its obligations under, this Agreement will not contravene (A) any provision of applicable law or the certificate of incorporation or by-laws of the Company, OHI or any of the OHI Subsidiaries (other than MCI or any of the MCI Subsidiaries), (B) to such counsel’s knowledge, any agreement or other instrument binding upon the Company, OHI or any of the OHI Subsidiaries (other than MCI or any of the MCI Subsidiaries) that is material to such parties, taken as whole, or (C) to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, OHI or any of the OHI Subsidiaries (other than MCI or any of the MCI Subsidiaries), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each of the Company and OHI of its obligations under this Agreement, except (x) such as have been obtained under the Securities Act and (y) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

(iii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company, OHI or the

OHI Subsidiaries (other than MCI or any of the MCI Subsidiaries) is a party or to which any of the properties of the Company, OHI or the OHI Subsidiaries (other than MCI or the MCI Subsidiaries) is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(f) The Underwriters shall have received on such Closing Date an opinion of Richards Layton & Finger, Delaware counsel to OHI, dated such Closing Date, to the effect that:

(i) OHI has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

(ii) all of the issued shares of capital stock of OHI have been duly authorized and are validly issued, fully paid and non-assessable;

(iii) OHI is the sole record and beneficial owner of all of the outstanding capital stock of ODE, which is the sole record and beneficial owner of (i) one thousand (1,000) shares of common stock, par value $1.00 per share, of OTC, free and clear of all liens, encumbrances, equities or claims and (ii) one thousand (1,000) shares of common stock, no par value per share, of MCI, free and clear of all liens, encumbrances, equities or claims; and

(iv) the execution and delivery by OHI of, and the performance by OHI of its obligations under, this Agreement will not contravene any provision of applicable law of the United States or the State of Delaware or the certificate of incorporation or by-laws of OHI or, to such counsel’s knowledge, any agreement or other instrument binding upon OHI that is material to OHI, to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over OHI, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by OHI of its obligations under this Agreement, except (A) such as have been obtained under the Securities Act, and (B) such as may be required by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares; and

(g) The Underwriters shall have received on such Closing Date an opinion of the General Counsel of MCI, dated such Closing Date, to the effect that:

(i) Each of MCI and each of the MCI Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

(ii) the execution and delivery by the Company and OHI, and the performance by each of the Company and OHI of its obligations under, this Agreement will not contravene (A) any provision of applicable law or the certificate of incorporation or by-laws of MCI or any of the MCI Subsidiaries, (B) to such counsel’s knowledge, any agreement or other instrument binding upon MCI or any of the MCI Subsidiaries that is material to such parties, taken as whole, or (C) to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over MCI or any of the MCI Subsidiaries;

(iii) each of the Intercompany Agreements to which MCI is a party has been duly authorized, executed and delivered by MCI and is a legal, valid and binding agreement of MCI enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles; and

(iv) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which MCI or the MCI Subsidiaries is a party or to which any of the properties of MCI or the MCI Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(h) The Underwriters shall have received on such Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated such Closing Date, covering the matters referred to in Sections 6(c)(vi) (but only as to the statements in the Prospectus under “Arrangements with Union Pacific Corporation” and “Underwriting”) and 6(c)(ix) above.

With respect to Section 6(c)(ix) above, Hunton & Williams LLP and Cravath, Swaine & Moore LLP and with respect to Section 6(d)(x) above, UPC counsel, may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(i) The Underwriters shall have received a letter, on the date hereof, addressing the matters set forth in Exhibit A hereto, from Deloitte & Touche LLP, independent public accountants.

(j) The Representatives shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (i) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(k) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Representatives and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the date hereof.

(l) At or prior to the First Closing Date, the Divestiture Transaction shall have been consummated on the terms and conditions set forth in the Stock Purchase and Indemnification Agreement.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of UPC and the Company. In further consideration of the agreements of the Underwriters herein contained, each of UPC and the Company covenants with each Underwriter as follows:

(a) The Company agrees to furnish to the Representatives, without charge,              signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other

Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) The Company agrees before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) UPC and the Company agree that if, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the Company’s own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) The Company agrees to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(e) The Company agrees to make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering the twelve-month period ending              , 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f) UPC and the Company agree, for a period of 180 days after the date of the initial public offering of the Firm Shares, the Company will not, and UPC will not cause the Company to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing within such 180 day period, without the prior written consent of the Representatives, except that the Company may issue, and grant options to purchase, Shares pursuant to the employee benefit plans described in the prospectus, award Shares to employees in the manner disclosed in the prospectus or issue Common Stock pursuant to dividend reinvestment plans of the Company.

(g) UPC agrees, for a period of 180 days after the date of the initial public offering of the Firm Shares, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Shares of the Company or securities convertible into or exchangeable or exercisable for any shares of securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of the Shares, whether any such aforementioned transaction is to be settled by delivery of the Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives, except for the sale of the Additional Shares to the Underwriters as contemplated in this agreement. UPC further agrees that, without the prior written consent of the Representatives, it will not, during the period ending 180 days after the date of the initial public offering of the Firm Shares, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and UPC agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for UPC in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and UPC may otherwise have for the allocation of such expenses among themselves.

9. Indemnity and Contribution. (a) The Company and OHI, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriters consists of the information as such in subsection (c) below.

(b) UPC agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning under Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the UPC Information described in Section 2(m) hereof.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, UPC and OHI, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or UPC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the sixth, thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting”.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the each of the Company and OHI, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for UPC and all persons, if any, who control UPC within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company or OHI, and such directors, officers and control persons of the Company or OHI, such firm shall be designated in writing by the Company or OHI, as relevant. In the case of any such separate firm for UPC and such control persons of UPC, such firm shall be designated in writing by UPC. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, OHI and UPC on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and UPC and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company, OHI and UPC on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, OHI and UPC or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Company, OHI and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company, OHI and UPC contained in this Agreement shall remain operative and in full force and effect regardless of (iv) any termination of this Agreement, (v) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, UPC or any person controlling UPC, or each of the Company, OHI and the OHI Subsidiaries, its officers or directors or any person controlling the each and (vi) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company and UPC, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to the Representatives, the Company and UPC for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or UPC. In any such case either the

Representatives, the Company or UPC shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or UPC to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or UPC shall be unable to perform its obligations under this Agreement, other than due to a default on the part of any Underwriter or as a result of a termination in accordance with Section 10, the Company and UPC, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group (fax: ), or Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: Global Capital Markets Syndicate Desk (fax: (            ), or, if sent to the Company, OHI, or the OHI Subsidiaries, will be mailed, delivered or faxed and confirmed to it at Overnite Corporation, 1000 Semmes Avenue, P.O. Box 1216, Richmond, VA 23218, Attention: General Counsel (fax: (            ), or, if sent to UPC, will be mailed, delivered or faxed and confirmed to at Union Pacific Corporation, 1416 Dodge Street, Omaha, NE 68179, Attention: General Counsel (fax:     ), provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or faxed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

14. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Each of the Company, OHI and UPC hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

OVERNITE CORPORATION

By:

Name: Title:

OVERNITE HOLDING, INC.

By:

Name: Title:

UNION PACIFIC CORPORATION

By:

Name: Title:

Accepted as of the date hereof

Credit Suisse First Boston LLC

Morgan Stanley & Co.

Incorporated

Acting severally on behalf of themselves and the

several Underwriters named in Schedule I

hereto.

CREDIT SUISSE FIRST BOSTON LLC

By:

Name: Title:

MORGAN STANLEY & CO. INCORPORATED

By:

Name: Title: